 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2012

Xplore Technologies Corp.

 (Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900

Austin, Texas 78728
(Address of Principal Executive Offices)

(512) 336-7797
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2012, Xplore Technologies Corp., a Delaware corporation (the “Company”), filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which integrated the then-in-effect provisions of the Company's Amended and Restated Certificate of Incorporation and further amended those provisions by decreasing the Company's authorized common and preferred stock. The Second Amended and Restated Certificate of Incorporation became effective on the date of filing. A copy of the Second Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the Second Amended and Restated Certificate of Incorporation, the number of authorized shares of common stock of the Company was reduced from 1,350,000,000 to 15,000,000. Additionally, the number of authorized shares of preferred stock of the Company was reduced from 150,000,000 to 5,000,000. The description of the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Certificate of Incorporation of the Company filed with Secretary of State of the State of Delaware on November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

Date: November 2, 2012	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company filed with Secretary of State of the State of Delaware on November 1, 2012.